Exhibit 10.2

Execution Version

EXCHANGE AGREEMENT

by and among

HMH HOLDING INC.,

HMH HOLDING B.V.,

BAKER HUGHES HOLDINGS LLC,

AKASTOR AS,

MERCURY HOLDCO AS,

and

MERCURY HOLDCO INC.

Dated as of April 2, 2026

i

EXCHANGE AGREEMENT

by and among

HMH HOLDING INC.,

HMH HOLDING B.V.,

BAKER HUGHES HOLDINGS LLC,

AKASTOR AS,

MERCURY HOLDCO AS,

and

MERCURY HOLDCO INC.

This Exchange Agreement, dated as of April 2, 2026 (this “Agreement”), is entered into by and among HMH Holding Inc., a Delaware corporation (the “Corporation”), HMH Holding B.V., a Netherlands private limited liability company (“HMH B.V.”), Akastor AS, a Norwegian private limited liability company (“Akastor AS”), Mercury HoldCo AS, a Norwegian private limited liability company (“Mercury Norway”), Mercury HoldCo Inc., a Delaware corporation (“Mercury US” and, together with Akastor AS and Mercury Norway, “Akastor”), and Baker Hughes Holdings LLC, a Delaware limited liability company (“BH” and, together with Akastor, the “Principal Holders” and, together with Akastor, the Corporation and HMH B.V., the “Parties”). Capitalized terms used but not simultaneously defined are defined in or by reference to Section 1.01.

W I T N E S S E T H:

WHEREAS, the Parties hereto desire to provide for the transfer by each Principal Holder of an equivalent number of:

(1)

Non-voting Class A ordinary shares in the share capital of HMH B.V. (the “HMH B.V. Non-Voting Class A Shares”), or at Akastor’s option, solely with respect to Akastor (the “Hybrid Exchange Option”), shares in Mercury US (the “Mercury US Shares”) in lieu of HMH B.V. Non-Voting Class A Shares,

(2)

Non-voting Class B ordinary shares in the share capital of HMH B.V. (the “HMH B.V. Non-Voting Class B Shares” and, together with the HMH B.V. Non-Voting Class A Shares, the “HMH B.V. Non-Voting Shares”), and

(3)

shares of Class B common stock of the Corporation, par value $0.01 per share (the “Corporation Class B Common Stock” and, together with the HMH B.V. Non-Voting Shares and the Mercury US Shares, as applicable, the “Exchange Shares”), to HMH B.V. or the Corporation, as applicable, in exchange for Class A common stock of the Corporation, par value $0.01 per share (the “Corporation Class A Common Stock”), or, upon the mutual agreement of such Principal Holder and the Corporation, cash on the terms and subject to the conditions set forth herein; provided that HMH B.V. may elect to directly cancel the HMH B.V. Non-Voting Class A Shares, if any, and the HMH B.V. Non-Voting Class B Shares subject to the Exchange rather than having such shares delivered to HMH B.V. or the Corporation, as applicable;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1	DEFINED TERMS

1.01 Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreement” is defined in the preamble.

“Akastor” is defined in the preamble.

“Akastor AS” is defined in the preamble.

“BH” is defined in the preamble.

“Bundle of Exchange Shares” means one HMH B.V. Non-Voting Class A Share, one HMH B.V. Non-Voting Class B Share and one share of Corporation Class B Common Stock or, if Akastor exercises the Hybrid Exchange Option, solely with respect to Akastor, one Mercury US Share, one HMH B.V. Non-Voting Class B Share and one share of Corporation Class B Common Stock.

“Business Day” means any day except a Saturday, Sunday, or other day on which commercial banks in New York, New York are required or authorized by law to close.

“Cash Consideration” means, with respect to any applicable Exchange, an amount in cash equal to the sum of:

(i) the product of (x) the number of Bundles of Exchange Shares to be Exchanged, (y) the Exchange Rate in effect at the applicable Closing and (z) the Corporation Class A Common Stock Value; and

(ii) if the Hybrid Exchange Option is exercised with respect to such applicable Exchange, the product of the Mercury US Share Ratio and the Mercury US Adjustment Amount.

“Control” of a Person means the direct or indirect possession of the power to (i) vote more than 50% of the securities having ordinary voting power for the election of directors (or comparable positions in the case of partnerships and limited liability companies) of such Person, or (ii) direct or cause the direction of the management and policies of such Person, whether by ownership of voting securities, by contract or otherwise. For the avoidance of doubt, the possession of only consent or approval rights with respect to the actions or decision of a Person does not constitute Control of such Person.

“Change of Control” means the occurrence of any of the following events:

(i) a merger, reorganization, consolidation or similar form of business transaction directly involving the Corporation or indirectly involving the Corporation through one or more intermediaries unless, immediately following such transaction, more than 50% of the voting power of the then outstanding voting stock or other equities of the Person resulting from consummation of the transaction (which Person may be any parent or ultimate parent corporation that as a result of the transaction owns directly or indirectly the Corporation and all or substantially all of the Corporation’s assets) entitled to vote generally in elections of directors of such Person is held by the existing Corporation stockholders (determined immediately prior to the transaction and related transactions);

(ii) a transaction in which the Corporation, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to another Person other than an Affiliate of the Corporation;

(iii) a transaction in which there is an acquisition of Control of the Corporation by a Person or group of Persons (other than the Principal Holders and their Affiliates) acting in concert to exercise Control;

(iv) a transaction in which the Incumbent Directors cease for any reason to constitute at least a majority of the Board of Directors of the Corporation, provided that any individual becoming a director subsequent to the effective date of this Agreement, whose election or nomination for election either (A) is contemplated by a written agreement among stockholders of the Corporation on the effective date of this Agreement or (B) was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors of the Corporation (either by a specific vote or by approval of the proxy statement of the Corporation in which the individual is named as a nominee for director, without written objection to such nomination) will be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors of the Corporation will be deemed to be an Incumbent Director; or

(v) the liquidation or dissolution of the Corporation.

“Closing” is defined in Section 2.01(b)(i).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Corporation” is defined in the preamble.

“Corporation Class A Common Stock” is defined in the preamble.

“Corporation Class A Common Stock Value” means the arithmetic average of the volume weighted average prices for a share of Corporation Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Corporation Class A Common Stock trades, as reported by Bloomberg, L.P., or its successor, for each of the ten consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the applicable Closing, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Corporation Class A Common Stock. If the Corporation Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the Corporation Class A Common Stock Value shall be determined in good faith by a majority of Independent Directors.

“Corporation Class B Common Stock” is defined in the preamble.

“Election Notice” is defined in Section 2.01(a)(iii).

“Exchange,” when used as a noun, has the meaning set forth in Section 2.01(a). “Exchange,” when used as a verb, and “Exchanging,” when used as an adjective, shall have correlative meanings.

“Exchange Rate” means the number of shares of Corporation Class A Common Stock for which one Bundle of Exchange Shares is entitled to be Exchanged. On the date hereof, the Exchange Rate shall be 1, subject to adjustment as provided in Section 2.02.

“Exchange Shares” is defined in the preamble.

“Exchanging Principal Holder” has the meaning set forth in Section 2.01(a)(ii).

“Governmental Entity” means any court, administrative agency, regulatory body, commission, or other governmental authority, board, bureau, or instrumentality, domestic or foreign, and any subdivision thereof.

“HMH B.V.” is defined in the preamble.

“HMH B.V. Non-Voting Shares” is defined in the preamble.

“HMH B.V. Non-Voting Class A Shares” is defined in the preamble.

“HMH B.V. Non-Voting Class B Shares” is defined in the preamble.

“Hybrid Exchange Conditions” means all of the following conditions with respect to an applicable Exchange:

(i) Akastor has notified HMH B.V. and the Corporation of its election, pursuant to the exercise of the Hybrid Exchange Option, to Exchange Mercury US Shares in lieu of HMH B.V. Non-Voting Class A Shares in the applicable Exchange in its applicable Redemption Request or a prior Redemption Request;

(ii) Akastor has recapitalized Mercury US’s outstanding capital stock so that (x) the Mercury US Shares represent the sole class of stock of Mercury US and (y) the number of Mercury US Shares equals the number of HMH B.V. Non-Voting Class A Shares then held by Mercury US;

(iii) Akastor has caused Mercury US to assign all of its rights under the Tax Receivable Agreement (including, for the avoidance of doubt, its right to be paid any amount previously accrued under the Tax Receivable Agreement), all of its shares of Corporation Class B Common Stock and all of its other assets (other than any cash or Tax assets) to Mercury Norway or one of its Affiliates (other than Mercury US or a subsidiary of Mercury US);

(iv) Akastor has caused Mercury Norway or one of its Affiliates (other than Mercury US or a subsidiary of Mercury US) to assume or satisfy all of Mercury US’s liabilities (other than any Tax liabilities);

(v) the Corporation and Mercury Norway have entered into a stockholders’ agreement with respect to their ownership of the Mercury US Shares providing, among other things, that they will cause Mercury US to make loans of available cash to HMH Inc. as necessary to fund HMH Inc.’s payment obligations under the Tax Receivable Agreement with respect to the NOL Benefit (as defined in the Tax Receivable Agreement); and

(vi) Akastor has caused Mercury US to amend its Certificate of Incorporation to provide for the limited purpose of holding HMH B.V. Non-Voting Class A Shares or any proceeds resulting from the sale thereof and activities incidental thereto.

“Hybrid Exchange Option” is defined in the preamble.

“Incumbent Directors” means the individuals who constitute the Board of Directors of the Corporation as of the date of this Agreement.

“Independent Directors” means the members of the Board of Directors of the Corporation who are “independent” under the standards set forth in Rule 10A-3 promulgated under the Securities Act and the corresponding rules of the applicable exchange on which the Corporation Class A Common Stock is traded or quoted.

“IPO” means the initial public offering of shares of Corporation Class A Common Stock.

“Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, usufructs, attachments, proxies, voting trusts or agreements, obligations, understandings or arrangements, or other restrictions on title or transfer of any nature whatsoever.

“Mercury Norway” is defined in the preamble.

“Mercury US” is defined in the preamble.

“Mercury US Adjustment Amount” means, with respect to any applicable Exchange for which the Hybrid Exchange Option is exercised, the difference (which may be positive or negative) between (i) the fair market value of Mercury US’s assets, other than its HMH B.V. Non-Voting Class A Shares or any Tax assets that are subject to the Tax Receivable Agreement, and (ii) the liabilities of Mercury US, in each case, at the time of the applicable Exchange and as reasonably determined by the Independent Directors.

“Mercury US Shares” is defined in the preamble.

“Mercury US Share Ratio” means, with respect to any applicable Exchange for which the Hybrid Exchange Option is exercised, a ratio (i) the numerator of which is the number of Mercury US Shares exchanged in the applicable Exchange and (ii) the denominator of which is the total number of Mercury US Shares outstanding at the time of the applicable Exchange.

“Partnership Agreement” means the Partnership Agreement of HMH B.V. dated as of the date hereof.

“Lock-Up Period” means the 180-day period commencing with the pricing of the IPO.

“Notice” is defined in Section 4.02.

“Parties” is defined in the preamble.

“Permitted Transferee” means a permitted transferee of equity securities of the Corporation pursuant to the Partnership Agreement.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity, and any government or agency or political subdivision thereof.

“Principal Holders” is defined in the preamble.

“Redemption Request” has the meaning set forth in Section 2.01(a)(ii).

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof by and among the Corporation, BH, Akastor AS, Mercury Norway and Mercury US.

“Restricted Corporation Class A Common Stock” is defined in Section 3.01.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Stockholders’ Agreement” means the Stockholders’ Agreement dated as of the date hereof by and among the Corporation, BH, Akastor AS and Mercury US.

“Stock Consideration” means, with respect to any applicable Exchange, a number of shares of Corporation Class A Common Stock (rounded to the nearest whole number) equal to the sum of:

(i) the product of (x) the number of Bundles of Exchange Shares being Exchanged and (y) the Exchange Rate in effect at the applicable Closing; and

(ii) if the Hybrid Exchange Option is exercised with respect to such applicable Exchange, the quotient of (x) the product of the Mercury US Share Ratio and the Mercury US Adjustment Amount and (y) the Corporation Class A Common Stock Value.

“Successors” is defined in Section 4.12.

“Tax Receivable Agreement” means the Tax Receivable Agreement dated as of the date hereof by and among the Corporation, HMH B.V., BH, Akastor AS, Mercury Norway and Mercury US.

“Trading Day” means a day on which the principal U.S. securities exchange on which the Corporation Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer Taxes” is defined in Section 4.01.

1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, restated, modified or supplemented from time to time in accordance with the terms thereof as of the date of this Agreement. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

2	EXCHANGE

2.01 Exchanges. (a) Exchange Right of a Principal Holder. (i) Upon the terms and subject to the conditions of this Article 2, each Principal Holder may, at any time and from time to time, after the expiration or earlier termination of the Lock-Up Period, elect to exchange in one or more exchanges Bundles of Exchange Shares for (I) the applicable Stock Consideration, or, (II) upon the mutual agreement of the Exchanging Principal Holder and the Corporation, the applicable Cash Consideration (any such exchange, an “Exchange”); provided that each Principal Holder may nonetheless effectuate an Exchange during the Lock-Up Period for Cash Consideration in connection with the reorganization transactions described under the heading “Corporate reorganization” in the Registration Statement on Form S-1 (File No. 333-281497) and any amendments thereto and the final prospectus relating to the IPO.

(ii) A Principal Holder shall exercise its right to effectuate an Exchange set forth in Section 2.01(a)(i) by delivering to HMH B.V., with a copy to the Corporation, a written notice (a “Redemption Request”) setting forth the number of Bundles of Exchange Shares such Principal Holder (the “Exchanging Principal Holder”) wishes to Exchange. A Redemption Request may specify that the Exchange is to be (x) contingent (including as to timing) upon (I) the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of Corporation Class A Common Stock, (II) a written trading plan in effect on the date of the Redemption Request, which was established pursuant to and in accordance with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended, or (III) the closing of an announced merger, consolidation or other transaction or event in which the Corporation Class A Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property and/or (y) effective upon a specified future date. The applicable Principal Holder shall represent in the Redemption Request that such Principal Holder owns or will own the Exchange Shares to be delivered at the applicable Closing pursuant to Section 2.01(d)(i), free and clear of all Liens, except as set forth therein and other than transfer restrictions imposed by or under applicable securities laws and this Agreement and the Partnership Agreement, and, if there are any Liens on such Exchange Shares identified in the Redemption Request, such Principal Holder shall covenant that it will deliver at the applicable Closing evidence reasonably satisfactory to the Corporation and HMH B.V. that all such Liens (other than transfer restrictions imposed by or under applicable securities laws and this Agreement and the Partnership Agreement) have been released.

(iii) Within three Business Days following the Business Day on which HMH B.V. and the Corporation receive a Redemption Request, the Corporation shall give written notice (the “Election Notice”) to HMH B.V., copying the Exchanging Principal Holder, of its intention to either deliver the applicable Stock Consideration or, upon the mutual agreement of the Exchanging Principal Holder and the Corporation, deliver the applicable Cash Consideration in connection with the Exchange; provided that if the Corporation does not timely deliver an Election Notice, the Corporation shall be deemed to have elected to deliver the applicable Stock Consideration.

(iv) Any Principal Holder that has delivered a Redemption Request may revoke or amend such Redemption Request at any time prior to 5:00 p.m. New York time on the Business Day immediately prior to the Closing of the applicable Exchange by delivery of a notice to the Corporation and HMH B.V. specifying (A) the number of Bundles of Exchange Shares as to which the Redemption Request is revoked, (B) the number of Bundles of Exchange Shares as to which the Redemption Request remains in effect, if any, and (C) if such Principal Holder so determines, the new future date on which the proposed Exchange is to be effective or any other new or revised information pertaining to the Redemption Request. Notwithstanding anything in the foregoing to the contrary, a Principal Holder may revoke or amend any Redemption Request at any time prior to the scheduled Closing so long as such Principal Holder reimburses all out-of-pocket costs incurred by the Corporation and HMH B.V. with respect to such requested Exchange.

(v) If the Corporation enters into an agreement that would result in a Change of Control, the Corporation shall give each Principal Holder at least ten Business Days’ notice prior to the anticipated closing thereof and, upon the delivery by a Principal Holder of a Redemption Request, the Corporation shall cause such agreement to (and shall not enter into any such agreement unless it does) provide that such Principal Holder shall be entitled to Exchange its Exchange Shares immediately prior to the closing of the applicable Change of Control transaction in order for such Principal Holder to be able to receive the amount and type of consideration payable pursuant to such Change of Control transaction to holders of Corporation Class A Common Stock. If any Person commences a tender offer or exchange offer for any of the outstanding shares of the Corporation’s stock, the Corporation shall allow each Principal Holder, upon the delivery by such Principal Holder of a Redemption Request, to Exchange its Exchange Shares immediately prior to and contingent upon the consummation of such tender offer or exchange offer in order for such Principal Holder to participate in such tender offer or exchange offer. Notwithstanding anything to the contrary in the foregoing, in the event that the Board of Directors of the Corporation approves a Change of Control transaction and determines in good faith that such Change of Control transaction involves a bona fide third party and is not for the primary purpose of causing an Exchange hereunder, then upon at least ten Business Days’ notice, the mandatory Exchange of all outstanding Exchange Shares shall occur in accordance with the following sentence. The Closing for any Exchange pursuant to this Section 2.01(a)(v) shall occur immediately prior to, but remain subject to the consummation immediately after of, the Change of Control transaction, tender offer or exchange offer, as applicable, and such Exchange shall be null and void if such Change of Control transaction, tender offer or exchange offer, as applicable, shall fail to be consummated.

(vi) Upon a Principal Holder exercising its right to Exchange or the occurrence of an Exchange as a result of a Change of Control transaction, (A) HMH B.V. or the Corporation, as applicable, shall take such actions as may be required to ensure that such Principal Holder receives the applicable Stock Consideration or Cash Consideration that such Exchanging Principal Holder is entitled to receive in connection with such Exchange pursuant to this Section 2.01, and (B) unless otherwise required by applicable law, such Exchange shall be treated for purposes of the Tax Receivable Agreement as an “Exchange” or, if Akastor elects the Hybrid Exchange Option, a “Hybrid Exchange” (as such terms are defined in the Tax Receivable Agreement).

(vii) As set forth above, solely with respect to Akastor and at Akastor’s option, Akastor may elect pursuant to the Hybrid Exchange Option to Exchange Mercury US Shares in lieu of HMH B.V. Non-Voting Class A Shares as part of its Bundle of Exchange Shares; provided that the Hybrid Exchange Conditions have been satisfied prior to such Exchange; provided, further, that Akastor’s election to exercise the Hybrid Exchange Option shall be irrevocable and shall apply to all future Exchanges and Redemption Requests of Akastor. Upon the written request of Akastor, the Corporation and Akastor shall use commercially reasonable efforts to enter into the stockholders’ agreement described in clause (v) of the definition of Hybrid Exchange Conditions.

(b) Closing. (i) Subject to the terms and conditions hereunder and unless expressly provided otherwise herein, an Exchange pursuant to Section 2.01(a) shall be effected on the later of (w) the fifth Business Day after HMH B.V. and the Corporation receive the applicable

Redemption Request, (x) the future date as specified in the applicable Redemption Request, (y) a date to be agreed upon between the Exchanging Principal Holders, HMH B.V. and the Corporation or (z) the date on which the conditions included in the applicable Redemption Request have been satisfied or waived (such later date, the “Closing”).

(ii) In connection with any Exchange pursuant to Section 2.01(a)(i) with respect to which the Hybrid Exchange Option is not elected, either (1) the Corporation may elect to effect the Exchange by delivering to the Exchanging Principal Holder the applicable Stock Consideration or Cash Consideration that such Principal Holder is entitled to receive pursuant to Section 2.01(d)(vi) or (2) if the Corporation does not elect to effect the Exchange itself, the Corporation shall, at the time of the Closing of any such Exchange, contribute to HMH B.V., the applicable Stock Consideration or Cash Consideration that such Principal Holder is entitled to receive pursuant to Section 2.01(d)(vi) and HMH B.V. shall deliver to such Principal Holder such Stock Consideration or Cash Consideration. In connection with any Exchange pursuant to Section 2.01(a)(i) with respect to which the Hybrid Exchange Option is elected, the Corporation shall effect the Exchange by delivering to the Exchanging Principal Holder the applicable Stock Consideration or Cash Consideration that such Principal Holder is entitled to receive pursuant to Section 2.01(d)(vi).

(iii) Upon the occurrence of a Closing, (A) all rights of the Exchanging Principal Holder as holder of the Exchange Shares being Exchanged shall terminate (excluding, for the avoidance of doubt, any rights under Section 4.04(c) of the Partnership Agreement and Section 4.15 of this Agreement), (B) the shares of Corporation Class B Common Stock delivered at the Closing shall be automatically cancelled on the books and records of the Corporation and shall no longer be deemed to be issued and outstanding capital stock of the Corporation, (C) the HMH B.V. Non-Voting Class A Shares, if any, and the HMH B.V. Non-Voting Class B Shares delivered at the Closing to HMH B.V. or the Corporation, as applicable, shall automatically be cancelled on the books and records of HMH B.V. and shall no longer be deemed to be issued and outstanding shareholder interests of HMH B.V.; provided, however, that HMH B.V. may elect to directly cancel the HMH B.V. Non-Voting Class A Shares, if any, and the HMH B.V. Non-Voting Class B Shares subject to the Exchange rather than having such shares delivered at the Closing to HMH B.V. or the Corporation, as applicable, and (D) unless the Parties have agreed to the delivery of Cash Consideration in lieu of Stock Consideration, (x) such Exchanging Principal Holder, or such other Person in whose name such Exchanging Principal Holder has requested the shares be registered, shall be treated for all purposes as the holder of the applicable Stock Consideration delivered at the Closing, and (y) HMH B.V. shall issue to the Corporation an equal number of HMH B.V. voting Class A shares and HMH B.V. voting Class B shares, in each case in a number equivalent to the number of HMH B.V. Non-Voting Class A Shares, if any, and the HMH B.V. Non-Voting Class B Shares delivered at the Closing to HMH B.V. or the Corporation, as applicable. Any Stock Consideration to be received in the Exchange shall be registered in such names and in such denominations as the Exchanging Principal Holder shall request in writing not later than one Business Day prior to Closing.

(c) Closing Conditions. (i) The obligation of any of the Parties to consummate an Exchange pursuant to this Section 2.01 shall be subject to the condition that there shall be no injunction, restraining order or decree of any nature of any Governmental Entity that is then in effect that restrains or prohibits the Exchange.

(ii) The obligation of HMH B.V. and the Corporation to consummate an Exchange pursuant to this Section 2.01 shall be subject to (A) the delivery by the Exchanging Principal Holder of the items specified in clauses (i), (ii), (iii) and (iv) of Section 2.01(d) and (B) the good faith determination by the Corporation that such Exchange would not be prohibited by applicable law or regulation.

(d) Closing Deliveries. At or prior to each Closing, with respect to each Principal Holder that requests the Exchange contemplated for such Closing:

(i) to the extent that such Principal Holder’s Exchange Shares are certificated, such Principal Holder shall deliver to HMH B.V. or the Corporation, as applicable, certificates representing the Exchange Shares for the number of Bundles of Exchange Shares specified in the applicable Redemption Request (or an affidavit of loss in lieu thereof in customary form, without any requirement to post a bond or furnish any other security), accompanied by security transfer powers, in form reasonably satisfactory to HMH B.V. or the Corporation, as applicable, duly executed in blank by such Principal Holder or such Principal Holder’s duly authorized attorney, to be Exchanged based on the Exchange Rate in effect at the applicable Closing; provided, however, that HMH B.V. may elect to directly cancel the HMH B.V. Non-Voting Class A Shares, if any, and the HMH B.V. Non-Voting Class B Shares subject to the Exchange rather than having such shares delivered at the Closing to HMH B.V. or the Corporation, as applicable;

(ii) such Principal Holder shall represent in writing that no Liens exist on the Exchange Shares delivered pursuant to Sections 2.01(d)(i) (other than transfer restrictions imposed by or under applicable securities laws, the Partnership Agreement and this Agreement), or that any such Liens have been released, ultimately as per Closing;

(iii) in the event that Akastor elects, pursuant to the Hybrid Exchange Option, to exchange Mercury US Shares in lieu of HMH B.V. Non-Voting Class A Shares, Akastor shall represent in writing that the Mercury US Shares have been duly authorized and validly issued and are fully paid and non-assessable;

(iv) such Principal Holder shall deliver to HMH B.V. or the Corporation, as applicable, the executed Redemption Request;

(v) if such Principal Holder delivers to HMH B.V. or the Corporation, pursuant to Section 2.01(d)(i), a certificate representing a number of Exchange Shares that is greater than the number of Bundles of Exchange Shares specified in the applicable Redemption Request, HMH B.V. or the Corporation will deliver to such Principal Holder certificates representing the excess Exchange Shares, as applicable; and

(vi) HMH B.V. or the Corporation, as applicable, shall deliver or cause to be delivered to such Principal Holder (x) the applicable Stock Consideration, registered in such names and such denominations as such Principal Holder requested pursuant to Section 2.01(b)(iii) or, if the Corporation and the Exchanging Principal Holder have mutually agreed as provided in Section 2.01(a), (y) the applicable Cash Consideration. To the extent that any Stock Consideration is to be paid or settled through the facilities of The Depository Trust Company, HMH B.V. or the

Corporation, as applicable, shall, subject to Section 3.02(a) below, upon the written instruction of a Principal Holder, deliver or cause to be delivered such Stock Consideration deliverable to such Principal Holder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Principal Holder.

(e) Publicly Traded Partnership. Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of HMH B.V., such Exchange would pose a material risk that HMH B.V. would be a “publicly traded partnership” as defined in Section 7704 of the Code; provided that an Exchange will not be prohibited on this basis so long as HMH B.V. continues to satisfy the “private placements” safe harbor pursuant to Section 1.7704-1(h) of the Treasury Regulations promulgated under such Section 7704 of the Code, as determined by HMH B.V. in its sole discretion exercised in good faith.

2.02 Adjustment. On the date hereof, the Exchange Rate shall be 1. The Exchange Rate shall be adjusted accordingly if there is: (i) any subdivision (by any unit or stock split, unit or stock distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit or stock split, reclassification, reorganization, recapitalization or otherwise) of the HMH B.V. Non-Voting Class A Shares, HMH B.V. Non-Voting Class B Shares, Mercury US Shares (following Akastor’s exercise of the Hybrid Exchange Option, other than the recapitalization described in clause (ii) of the definition of “Hybrid Exchange Conditions”) or Corporation Class B Common Stock or any similar event, in each case that is not accompanied by an identical subdivision or combination of the Corporation Class A Common Stock; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Corporation Class A Common Stock or any similar event, in each case that is not accompanied by an identical subdivision or combination of the HMH B.V. Non-Voting Class A Shares, HMH B.V. Non-Voting Class B Shares, Mercury US Shares (following Akastor’s exercise of the Hybrid Exchange Option and the completion of the recapitalization described in clause (ii) of the definition of “Hybrid Exchange Conditions”) and Corporation Class B Common Stock. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Corporation Class A Common Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Principal Holder shall be entitled to receive the amount of such security, securities or other property that such Exchanging Principal Holder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Corporation Class A Common Stock are converted or changed into another security, securities or other property, this Section 2.02 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

2.03 Reservation of Corporation Class A Common Stock; Listing. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Corporation Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Corporation Class A Common Stock as shall be issuable upon Exchange of all outstanding Exchange Shares; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Exchange by delivery of purchased shares of Corporation Class A Common Stock (which may or may not be held in the treasury of the Corporation). If any shares of Corporation Class A Common Stock require registration with or approval of any Governmental Entity under any federal or state law before such shares of Corporation Class A Common Stock may be issued upon an Exchange, the Corporation shall use reasonable efforts to cause such shares of Corporation Class A Common Stock to be duly registered or approved, as the case may be. The Corporation shall list and use its reasonable efforts to maintain the listing of the shares of Corporation Class A Common Stock required to be delivered upon any such Exchange prior to such delivery upon the national securities exchange upon which the outstanding shares of Corporation Class A Common Stock are listed at the time of such Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities laws). The Corporation covenants that all shares of Corporation Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

2.04 Recapitalization. This Agreement shall apply to the Exchange Shares held by the Principal Holders and their Permitted Transferees as of the date hereof, as well as any Exchange Shares hereafter acquired by a Principal Holder and its Permitted Transferees. This Agreement shall apply, mutatis mutandis, to, and all references to “Exchange Shares” shall be deemed to include any security, securities or other property of HMH B.V. or Mercury US, if applicable, that may be issued in respect of, in exchange for or in substitution of Exchange Shares, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

2.05 Removal of Impediments to Exchange. HMH B.V. and the Corporation shall use reasonable best efforts to remove any impediment that in the good faith judgment of HMH B.V. and the Corporation would cause any Exchange to be prohibited by applicable law or regulation or that would cause any Exchange to violate any contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking to which HMH B.V. or the Corporation is subject.

3	TRANSFER RESTRICTIONS

3.01 General Restrictions on Transfer. (a) Each Principal Holder understands and agrees that any shares of Corporation Class A Common Stock received by such Principal Holder in any Exchange (any such shares of Corporation Class A Common Stock, “Restricted Corporation Class A Common Stock”) may not be transferred except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

(b) Without limitation of Section 3.01(a), each Principal Holder understands and agrees that, unless exchanged pursuant to an effective registration statement under the

Securities Act, Restricted Corporation Class A Common Stock are restricted securities under the Securities Act and the rules and regulations promulgated thereunder. Each Principal Holder agrees that it shall not transfer any shares of Restricted Corporation Class A Common Stock (or solicit any offers in respect of any transfer of any shares of Restricted Corporation Class A Common Stock), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

(c) Any attempt to transfer any shares of Restricted Corporation Class A Common Stock not in compliance with this Agreement shall be void ab initio, and the Corporation shall not, and shall cause any transfer agent not to, give any effect in the Corporation’s stock records to such attempted transfer.

3.02 Legends. (a) In addition to any other legend that may be required, subject to Section 3.02(b), each certificate for shares of Restricted Corporation Class A Common Stock issued to a Principal Holder (or any of such Principal Holder’s Permitted Transferees) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

(b) If any shares of Restricted Corporation Class A Common Stock are eligible to be sold pursuant to Rule 144(b)(1) under the Securities Act (or any successor provision), upon the written request of the holder thereof, accompanied (if the Corporation shall so request) by an opinion of counsel reasonably acceptable to the Corporation, the Corporation shall issue to such holder a new certificate evidencing such shares of Restricted Corporation Class A Common Stock without the legend required by Section 3.02(a) endorsed thereon.

3.03 Permitted Transferees. Subject to this Article 3, each Principal Holder acquiring shares of Restricted Corporation Class A Common Stock may at any time transfer any or all of its shares of Restricted Corporation Class A Common Stock to any Person so long as the transfer to such transferee is in compliance with Section 6.3 of the Stockholders’ Agreement, if applicable, the Securities Act and any other applicable securities or “blue sky” laws.

4	OTHER AGREEMENTS; MISCELLANEOUS

4.01 Expenses. Each Party hereto shall bear its own expenses in connection with the consummation of any of the transactions contemplated hereby, whether or not any such transaction is ultimately consummated, except that the Corporation shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange (“Transfer Taxes”), and the Corporation shall promptly cooperate in all filings required to be made under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, in connection with any Exchange (but the Corporation shall not be obligated to bear, and shall be reimbursed by the applicable Principal Holder for, the expenses of any such filing or of any information request from any Governmental Entity relating thereto); provided, however, that if any Transfer Taxes are imposed by reason of or in connection with the issuance of a certificate pursuant to Section

2.01(d)(v) in a name other than that of the Principal Holder requesting an Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Principal Holder), then the Person or Persons requesting the issuance thereof or Exchanging the Exchange Shares, as applicable, shall bear any such Transfer Taxes (or establish to the reasonable satisfaction of HMH B.V. or the Corporation, as applicable, that such tax is not payable). In addition, in the event that the number of Exchanges effected by a Principal Holder within a given calendar year is greater than 12 (treating each Exchange for which an election pursuant to the Hybrid Exchange Option has been made or applies as 1.5 Exchanges for the purposes of this sentence), then such Principal Holder shall promptly reimburse the Corporation for the Corporation’s reasonable third-party expenses incurred in connection with the consummation of the lesser of (x) the Exchanges effected by such Principal Holder within such year that are in excess of 12 or (y) the aggregate number of Exchanges effected by all Parties within such year that are in excess of 24. If the occurrence of an Exchange during the year increases the number of Exchanges from less than 12 to more than 12 (or from less than 24 to more than 24) within such year, then for purposes of the preceding sentence, such Exchange shall be treated as in excess of 12 (or in excess of 24) and therefore all the applicable expenses relating to such Exchange shall be taken into account in determining the amount of reimbursable expenses.

4.02 Notices. All notices, requests, consents and other communications hereunder (each, a “Notice”) to any Party shall be in writing and shall be delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 4.02), email or nationally recognized overnight courier, addressed to such Party at the address, facsimile number or email address set forth below, or such other address or facsimile number as may hereafter be designated in writing by such Party to the other Parties:

if to the Corporation, to:

HMH Holding Inc.

3300 North Sam Houston Pkwy East

Houston, TX 77032

Attention: Dwight Rettig

Email: [***]

with a copy (which shall not constitute notice to the Corporation) to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002-4995

Attention: James Marshall

E-mail: [***]

If to Baker Hughes, to:

Baker Hughes Holdings LLC

245 Hammersmith Road

London W6 8PW

United Kingdom

Attention: John L. Keffer

Email: [***]

with a copy to (which copy shall not constitute notice):

King & Spalding LLP

1180 Peachtree Street, NE

Atlanta, GA 30309

Attention: Erik Belenky and Elizabeth Morgan

Email: [***] and [***]

If to Akastor, to:

Akastor AS

PO Box 124,

1325 Lysaker

Norway

Attention: Eirik Thomassen

Email: [***]

and

Mercury HoldCo AS

PO Box 124,

1325 Lysaker

Norway

Attention: Eirik Thomassen

Email: [***]

and

Mercury HoldCo Inc.

3300 North Sam Houston Parkway East

Houston, TX 77032

Attention: Eirik Thomassen

Email: [***]

with a copy to (which copy shall not constitute notice):

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue, New York, NY 10001

Attention: Nicholas Dorsey, Douglas Dolan and Chris Fargo

Email: [***], [***] and [***]

Each Notice shall be deemed received on the date sent to the recipient thereof in accordance with this Section 4.02, if sent prior to 5:00 p.m. on a Business Day in the place of receipt; otherwise, such Notice shall be deemed not to have been received until the next succeeding Business Day.

4.03 Permitted Transferees. To the extent that a Principal Holder (or an applicable Permitted Transferee of such Principal Holder) validly transfers after the date hereof any or all of its Exchange Shares to a Permitted Transferee of such Person or to any other Person in a transaction not in contravention of, and in accordance with, the Partnership Agreement, then the transferee thereof shall have the right to execute and deliver a joinder to this Agreement, in form and substance reasonably satisfactory to the Corporation. Upon execution of any such joinder, such transferee shall, with respect to such transferred Exchange Shares, be entitled to all of the rights and bound by each of the obligations applicable to the relevant transferor hereunder; provided that the transferor shall remain entitled to all of the rights and bound by each of the obligations with respect to Exchange Shares that were not so transferred.

4.04 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

4.05 Counterparts. This Agreement may be executed (including by facsimile transmission with counterpart pages) in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart.

4.06 Entire Agreement; No Third Party Beneficiaries. This Agreement together with the Partnership Agreement, Tax Receivable Agreement, Stockholders’ Agreement and Registration Rights Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the Parties hereto and their Permitted Transferees, any rights or remedies hereunder.

4.07 Further Assurances. Each Party hereto shall execute, deliver, acknowledge and file such other documents (including tax forms) and take such further actions as may be reasonably requested from time to time by any other Party hereto to give effect to and carry out the transactions contemplated herein.

4.08 Dispute Resolution. (a) Any and all disputes that cannot be settled amicably after good faith negotiations, including any ancillary claims of any Party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) will be finally settled by arbitration conducted by a single arbitrator in New York, New

York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the Parties to the dispute fail to agree on the selection of an arbitrator within ten Business Days of the receipt of the request for arbitration, the International Chamber of Commerce will make the appointment. The arbitrator will be a lawyer and will conduct the proceedings in the English language. Performance under this Agreement will continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of Section 4.08(a), a Party may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling another Party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, or enforcing an arbitration award and, for the purposes of this paragraph (b), each Party (i) expressly consents to the application of Section 4.08(d) to any such action or proceeding, and (ii) agrees that proof will not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.

(c) Each Party irrevocably consents to service of process by means of notice in the manner provided for in Section 4.02.

(d) (i) EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT LOCATED IN THE STATE OF DELAWARE AND THE COURT OF CHANCERY OF THE STATE OF DELAWARE (AND THE APPROPRIATE APPELLATE COURTS THEREFROM) FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (B) OF THIS SECTION 4.08, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The Parties acknowledge that the forum designated by this paragraph (d) has a reasonable relation to this Agreement, and to the Parties’ relationship with one another.

(ii) The Parties hereby waive, to the fullest extent permitted by applicable law, any objection that they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in Section 4.08(d)(i) and such Parties agree not to plead or claim the same.

4.09 Governing Law. This Agreement and the rights of the Parties hereunder will be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.

4.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

4.11 Amendments; Waivers. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is approved by a majority of the Board of Directors of the Corporation (including in such majority at least one director designee of each of BH and Akastor for so long as such party has the right to designate at least one director to such board pursuant to the Stockholders’ Agreement), HMH B.V. and each of BH and Akastor AS (only to the extent they hold any Exchange Shares) and their respective Permitted Transferees.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

4.12 Assignment. Except as contemplated by Section 4.03 and except that the rights to have a legend removed from a certificate representing shares of Restricted Corporation Class A Common Stock in accordance with Section 3.02(b) shall be deemed automatically assigned in connection with any transfer not prohibited hereunder, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors, continuations (including for tax purposes), assigns and Permitted Transferees (collectively, “Successors”). Any reference in this Agreement to a Party includes a reference to such Party’s Successors (and, for the avoidance of doubt, in such case, Exchanges may be made in respect of an equity interest in HMH B.V.’s Successor).

4.13 Tax Treatment. The Parties to this Agreement intend that this Agreement shall be treated as part of the Partnership Agreement pursuant to Section 761(c) of the Code and Treasury Regulation Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c). For U.S. federal and applicable state and local income tax purposes, except as otherwise required by an applicable change in law or a final determination (as defined in Section 1313(a) of the Code): (a) the Parties hereto agree to treat any Exchanges effected by HMH B.V. as a “disguised sale” of the Exchange Shares (to the extent the Exchange Shares consist of HMH B.V. Non-Voting Shares) to the Corporation under Section 707 of the Code; (b) the Parties hereto will report any Exchanges consummated hereunder as a taxable sale of Exchange Shares by a Principal Holder to the Corporation, in which sale the consideration shall be the applicable Stock Consideration or Cash Consideration and any related payments made to such Party under the Tax Receivable Agreement; and (c) no Party will take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.

4.14 Withholding. The Corporation and HMH B.V. may deduct and withhold from any payments made under this Agreement with respect to any Exchange (whether in the form of Stock Consideration or Cash Consideration) such amounts (or property) as it is required to deduct and withhold under applicable tax law; provided that the Corporation or HMH B.V., as applicable, may, in its sole discretion, allow the Exchanging Principal Holder to pay such amounts owed on the Exchange in cash in lieu of the Corporation or HMH B.V., as applicable, withholding or deducting such amounts (or property). To the extent that amounts are (or property is) so deducted or withheld and paid over to the appropriate Governmental Entity, the deducted or withheld amounts (or property) will be treated for all purposes of this Agreement as having been paid (or delivered) to the Party in respect of which the deduction or withholding was made. The Parties will reasonably cooperate (including by providing any applicable forms to the Corporation or

HMH B.V., as applicable, prior to any Exchange) to reduce or eliminate any deduction or withholding that might otherwise be required with respect to any payments required to be made under this Agreement. If the Corporation or HMH B.V. determines that any amounts by reason of any U.S. federal, state, local or non-U.S. tax laws or regulations are required to be deducted or withheld in respect of any Exchange, the Corporation or HMH B.V., as the case may be, shall promptly notify the Exchanging Principal Holder in writing in advance of making any such deduction or withholding and shall consider in good faith any positions or alternative arrangements that such Principal Holder raises that may reduce or eliminate any such deduction or withholding.

4.15 Distributions. No Exchange will impair the right of an Exchanging Principal Holder to receive any distributions payable on the Exchange Shares so Exchanged in respect of a record date that occurs prior to the Closing for such Exchange (but for which payment had not yet been made at the time of such Closing), in which case such Exchanging Principal Holder will retain, with respect to the Exchange Shares so Exchanged, only the right to be paid such earned but unpaid distribution at the time it is paid to other Principal Holders.

4.16 Effective Date. This Agreement shall become effective immediately upon the closing of the IPO and shall be of no force and effect prior to the closing of the IPO.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

HMH HOLDING INC.

By:	/s/ Eirik Bergsvik
Name: Eirik Bergsvik
Title: Chief Executive Officer

[Signature Page to Exchange Agreement]

HMH HOLDING B.V.

By:	/s/ Thomas W. McGee
Name: Thomas W. McGee
Title: Chief Financial Officer

[Signature Page to Exchange Agreement]

BAKER HUGHES HOLDINGS LLC

By:	/s/ Daniel Horton
Name: Daniel Horton
Title: Deputy Treasurer

[Signature Page to Exchange Agreement]

AKASTOR AS

By:	/s/ Øyvind Paaske
Name: Øyvind Paaske
Title: Chair

MERCURY HOLDCO AS

By:	/s/ Øyvind Paaske
Name: Øyvind Paaske
Title: Chair

MERCURY HOLDCO INC.

By:	/s/ Askel Matre
Name: Askel Matre
Title: Director

[Signature Page to Exchange Agreement]